Exhibit 99.3

3Q26 Earnings Presentation

Reinsurance Group of America, Incorporated

11.05.2026

Safe Harbor

This document and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the "Company"). Forward-looking statements often contain words and phrases such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "if," "intend," "likely," "may," "plan," "potential," "pro forma," "project," "should," "will," "would," and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) changes in mortality, morbidity, policyholder behavior, claims experience, investment returns, interest rates, expenses and other factors as compared to our pricing assumptions; (2) investment results, whether from changes in economic, capital- and credit-market conditions, asset selection, or otherwise, and their impact on the Company's investment securities, liquidity, portfolio yields, credit quality, access to capital, cost of capital, and amount of capital required for regulatory and contractual purposes; (3) changes in the Company's financial strength and credit ratings and the effect of such changes on the Company; (4) the availability, amount, cost, and market value of collateral necessary for regulatory reserves, capital, and client obligations; (5) changes in laws and regulations, tax policy and rates, accounting standards, and privacy, data security and cybersecurity regulations applicable to the Company and actions by regulators with authority over the Company's operations, as well as regulatory restrictions on the ability of Company subsidiaries to pay dividends to the Company; (6) the impact of general economic conditions in the U.S. and globally, including as a result of inflation, interest rate levels, geopolitical instability, and impacts from the imposition of, or changes in tariffs, as well as the stability of and actions by governments, central banks, and economies in jurisdictions where the Company operates, affecting interest rates, markets generally, or the demand for insurance and reinsurance; (7) the stability and financial performance of clients, reinsurers, third-party investment managers and other institutions and the effects of the Company's dependence on such third parties; (8) the effectiveness of the Company's risk management strategy, policy, and procedures, whether relating to reinsurance, investment strategy, operations, or otherwise; (9) the impact of impairments of the value of the Company's investment securities on the Company's capital requirements and the fact that the determination of allowances and impairments taken on the Company's investments is highly subjective; (10) the threat of catastrophic events such as pandemics, epidemics, other major health issues, natural disasters, war, military actions (including conflicts in the Middle East), and terrorism or other acts of violence; (11) competitive factors and competitors' responses to the Company's initiatives; (12) development and introduction of new products and distribution opportunities and entry into new lines of business and markets; (13) the impact of the development and adoption of artificial intelligence; (14) the effect of acquisitions and other significant transactions, including risks related to the integration of acquired blocks of business and entities and the Company's ability to achieve the expected benefits of such transactions, including the transaction entered into with subsidiaries of Equitable Holdings, Inc. on July 31, 2025; (15) interruption or failure of the Company's telecommunication, information technology, or other operational systems, or the Company's failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems; (16) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions; (17) risks associated with our international operations, including related to fluctuation in foreign currency exchange rates; and (18) other risks and uncertainties described in this document and in the Company's other filings with the Securities and Exchange Commission ("SEC").

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company's business, including those mentioned in this document and the documents incorporated by reference herein and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company's situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as may be supplemented by Item 1A – "Risk Factors" in the Company's subsequent Quarterly Reports on Form 10-Q and in the Company's other periodic and current reports filed with the SEC.

Use of Non-GAAP Financial Measures

Reinsurance Group of America, Incorporated (the "Company") discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of the Company's operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company's results of operations, financial statements and the underlying profitability drivers and trends of the Company's businesses by excluding specified items which may not be indicative of the Company's ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company's financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company's non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1. **Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company's continuing operations. Adjusted operating income is calculated as net income available to the Company's shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:**
   - substantially all of the effect of net investment related gains and losses;
   - changes in the fair value of certain embedded derivatives;
   - changes in the fair value of contracts that provide market risk benefits;
   - the Company's non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within adjusted claims and other policy benefits over the estimated lives of the contracts);
   - any net gain or loss from discontinued operations;
   - the cumulative effect of any accounting changes;
   - the impact of certain tax-related items; and
   - any other items that the Company believes are not indicative of the Company's ongoing operations;

   as any of the above items can be volatile and may not reflect the underlying performance of the Company's business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company's management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and is presented in our financial statement footnotes in our periodic reports in accordance with ASC 280 - "Segment Reporting." Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. **Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items that the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company's results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company's assumption reviews.**

3. **Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.**

4. **Shareholders' equity position excluding the impact of accumulated other comprehensive income (loss) ("AOCI"), shareholders' average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company's businesses on shareholders' equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on the Company's investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:**
   - Shareholders' average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
   - Shareholders' average equity position excluding AOCI and notable items;
   - Shareholders' average equity position excluding AOCI, B36 and notable items; and
   - Book value per share, excluding AOCI and B36.

5. **Adjusted operating return on equity, and adjusted operating return on equity, excluding notable items. Adjusted operating return on equity is calculated as adjusted operating income divided by average shareholders' equity excluding AOCI, and adjusted operating return on equity, excluding notable items, is calculated as adjusted operating income, excluding notable items, divided by average shareholders' equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company's management incentive programs. The Company also discloses the following non-GAAP financial measures:**
   - Adjusted operating return on equity excluding AOCI and B36;
   - Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders' equity excluding notable items and AOCI; and
   - Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company's adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts" and related amendments ("LDTI"). For additional information regarding the Company's adoption of LDTI, see Note 1 – "Business and Basis of Presentation" and Note 3 – "Impact of New Accounting Standard" in the notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, the fact that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

Third Quarter Financial Highlights

Excellent Operating Results

Operating performance

- Adjusted operating income of **$8.49**[1] per diluted share
- Adjusted operating ROE, excluding notable items, of **19.1%**[1] for the trailing 12 months
- Excellent performance globally across our regions
- Economic claims experience was favorable to expectations in all regions; modestly unfavorable financial impact in the quarter
- Positive contribution from in-force actions in the quarter

Business momentum

- Premium ex PRT growth of **8.2%** year-to-date, constant currency
- Capital deployed of **$119 million** into in-force transactions at attractive risk-adjusted returns
- Attractive pipeline for both in-force transactions and flow business
- Profit emergence from new business contributing as expected

Balance sheet management

- Estimated excess capital[2] totaled **$1.8 billion**
- Robust investment results including strong variable investment income (VII); investment portfolio remains well-positioned to weather economic cycles
- Returned $139 million to shareholders, including **$75 million** of share repurchases and $64 million of dividends
- Ruby Re capital fully deployed
- Capital flexibility to support new business and return capital to shareholders

[1] Please refer to "Use of Non-GAAP Financial Measures".
[2] Estimate of capital available in excess of RGA's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA's assumptions.

Consolidated Results

Strong EPS momentum; increased adjusted operating ROE

Adjusted operating EPS, excluding notable items[1]



$4.99
$5.66
$4.72
$6.37
$7.75
$6.97
$8.89
$8.49
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26
2Q26
3Q26

Trailing 12 month adjusted operating ROE, excluding notable items[1]



15.4%
15.0%
14.3%
14.2%
15.7%
16.2%
18.4%
19.1%
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26
2Q26
3Q26

Results reflected

- Continued contribution from new business and investment income
- Strong results across geographies and segments
- Benefit from strong VII and favorable one-time items in recent quarters

[1]Please refer to "Use of Non-GAAP Financial Measures".

Q3 Results by Segment

Adjusted operating income (loss) before taxes[1]	3Q26	3Q26 Notable Items Impact[2]	3Q26 Excluding Notable Items Impact[2]
U.S. and Latin America Traditional	$176	$13	$163
U.S. and Latin America Financial Solutions	$119	($8)	$127
Canada Traditional	$63	$22	$41
Canada Financial Solutions	$17	-	$17
EMEA Traditional	$21	($31)	$52
EMEA Financial Solutions	$151	-	$151
APAC Traditional	$119	$8	$111
APAC Financial Solutions	$92	($4)	$96
Corporate and Other	$(22)	-	$(22)
Total	**$736**	**$0**	**$736**

[1] $ in millions. Please refer to "Use of Non-GAAP Financial Measures".
[2] $ in millions. Represents the impact of changes in actuarial assumptions.

- **U.S. and Latin America**: Traditional results reflected higher VII and favorable impacts of in-force actions executed in prior periods; Financial Solutions results reflected favorable VII
- **Canada**: Traditional results reflected favorable claims experience on individual life business; Financial Solutions results reflected strong VII
- **EMEA**: Traditional results reflected favorable claims experience; Financial Solutions results reflected higher investment income and favorable one-time items
- **APAC**: Traditional results reflected modestly unfavorable claims experience; Financial Solutions results reflected favorable VII
- **Corporate**: Favorable compared to expected quarterly average run rate primarily due to strong VII
- **Notable Items:** Annual assumption review had no impact on consolidated pre-tax adjusted operating income and immaterial impact to ongoing run-rates

Q3 Key Earnings Considerations

	3Q26 PTAOI	3Q26 EPS[1]
Adjusted Operating Income	$736	$8.49
Actuarial assumption review	-	-
Adjusted Operating Income, excluding notable items	$736	$8.49

Key Earnings Considerations Favorable / (Unfavorable)		
Financial impact of biometric claims experience[2]	($9)	($0.10)
Variable investment income[3]	$75	$0.87
In-force management actions	$57	$0.65
Other	($6)	($0.07)
Total	**$117**	**$1.35**

[1] EPS amounts for key items are calculated using the quarterly effective tax rate of 24.1% and the diluted weighted average common shares outstanding for the period.

[2] Actual-to-expected financial impact of biometric claims experience.

[3] VII relative to 2026 expected annualized return assumption of 7%. Average portfolio size was approximately $4.2 billion during Q3 2026.

- **Biometric claims experience:**
  - Modestly unfavorable claims experience primarily in APAC
- **Variable investment income:**
  - Q3 above expectations driven by private equity funds and real estate joint venture sales
- **In-force management actions:**
  - Several in-force management actions in 3Q
- **Other Items:**
  - Primarily reflects one-time items that are not expected to recur at the same level

RGA

Premium Growth

Growth remained strong

Premium growth ex PRT



7.0%
5.2%
8.3%
4.5%
5.1%
4.3%
10.1%
9.6%
13.4%
13.1%
8.9%
8.2%
2021
2022
2023
2024
2025
3Q26 YTD
Premiums Ex PRT Reported
Premiums Ex PRT Constant Currency

Premiums[1]	3Q26 YTD	3Q25 YTD	% Change	Constant Currency % Change[2]
U.S. and Latin America	$6,438	$6,096	5.6%	5.4%
Canada	$1,168	$1,127	3.6%	2.7%
EMEA	$2,786	$2,371	17.5%	14.2%
APAC	$3,105	$2,798	11.0%	11.5%
Total Premiums Ex PRT	**$13,497**	**$12,392**	**8.9%**	**8.2%**
PRT Premiums	922	58	1490%	1490%
Total	**$14,419**	**$12,450**	**15.8%**	**15.1%**

[1] $ in millions. Results in the table for each region for both periods include both Traditional and Financial Solutions premiums. The inclusion of Financial Solutions premiums within each region in this table reflects a change in presentation from prior earnings presentations, in which Financial Solutions premiums were separately presented on an aggregate basis rather than being included within each region.

[2] Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate. Excludes YTD favorable net foreign currency effects of $85 million.

Total Company Biometric Experience

Experience not reflected in income will be recognized over remaining life of the business

Quarterly results

- Current quarter economic experience favorable in all regions
- Current quarter unfavorable financial impact driven primarily by APAC Traditional business

Cumulative since Q1 2023

- Favorable economic experience driven primarily by U.S. Individual Life in uncapped cohorts and APAC Traditional; experience is amortized over the future life of treaties
- Unfavorable financial experience driven primarily by U.S. Group and U.S. Individual Life capped cohorts; impact is recognized immediately



$ in millions
$5
($50)
($51)
($53)
$117
$4
$31
$14
$67
($9)
3Q25
4Q25
1Q26
2Q26
3Q26



$ in millions
$442
($209)

Underlying Claims Experience (Economic)[1] Financial Impact (Accounting)[2]

[1] Claims experience shown as the difference between actual experience and best estimate expectations. Best estimates are reviewed regularly and can change over time.
[2] Represents the portion of the underlying claims experience recognized in the current period income.

RGA

Investment Portfolio

High quality portfolio

~$142B

Total cash and invested assets[1,2]

>94%

Fixed maturity securities rated investment grade[1]

Disciplined approach

- Investment strategy balances risk and return to build a portfolio to weather economic cycles
- Disciplined approach focuses on strong credit underwriting with emphasis on higher-quality, diversified fixed income assets
- AI and data center exposure is ~2% of cash and invested assets

Asset allocation[1,2]



$142.4B
71.5%
8.5%
5.5%
4.1%
3.6%
3.1%
2.4%
1.1%
0.2%
IG Fixed Maturity Securities
Mortgage Loans on Real Estate
Funds Withheld at Interest
BIG Fixed Maturity Securities
Short-Term/Cash Equivalents
LPs/Real Estate JVs
Policy Loans
Other Invested Assets
Equity Securities

Fixed maturity securities credit rating[1,3]



$107.8B
64.9%
29.8%
4.8%
0.3%
0.2%
AAA/AA/A
BBB
BB/B
<B
Unrated

[1] Based on balance sheet values of assets under management as of September 30, 2026.
[2] $9.9 billion of assets supporting funds withheld liabilities.
[3] The rating agency designation includes all "+" or "-" at that rating level (e.g., "BBB" includes "BBB+", "BBB", and "BBB-").

RGA

Non-Spread Investment Results

Investment yield[1] & new money rate[2]

- Q3 new money rate of 6.31% increased compared to Q2, driven by higher market yields
- Yield excluding VII remained strong, driven by continued accretive impact of high new money rates offset by timing of investment related expenses
- New money rates continue to exceed current book yield, providing strong tailwind for future



6.14%
5.72%
5.64%
6.02%
6.31%
4.92%
4.98%
4.85%
4.96%
4.96%
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26
Reported investment yield ex-VII
New money rate

[1]On an amortized cost basis, excluding spread business; average invested assets at amortized cost in Q3 equaled $50.4 billion.
[2]Excludes purchases of cash, cash equivalents, equities, U.S. Treasury notes, derivatives, and purchases made using proceeds from funding agreement-backed notes.

Variable Investment Income

Supported by alternative equity strategy

Portfolio

- **$4.4B alternative equity portfolio** (3.1% of invested assets)
  - Highly diversified across a broad range of LPs and joint ventures
- **Long-term return target:** 10-12%

Q3 performance

- **VII of $156M** in Q3
  - $146M from alternative equity (14.7% annualized return)
  - $10M from prepayments
- **Broad-based return contribution** from diversified portfolio

Alternative equity exposure[1]



Real Estate Joint Ventures 28%
Other 7%
Private Equity 65%

Income contribution



$1
$104
$54
$150
$146
$1,474
$1,587
$1,647
$1,714
$1,788
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26
Net investment income (in $millions) ex alternative equity VII
Alternative equity VII (in $millions)

[1] As of September 30, 2026. Other includes other funds/LPs. Real Estate Joint Ventures includes <$75 million accounted for as limited partnerships.

RGA

Q3 Capital and Liquidity

$17.1B

Total capital[1]

$1.8B

Estimated excess capital[2]

13.3%

Debt to total capital[1]

31.6%

Debt + hybrids to total capital[1]

$139M

Shareholder returns[3]

$64M

Shareholder dividends

$75M

Share repurchases

Liquidity (in billions)		**3Q26**
Cash and cash equivalents	$	4.6
Syndicated revolving credit facility		0.9
P-Caps		1.0
Available liquidity	**$**	**6.5**

The Company has access to additional liquidity sources including cash flows from its invested assets and multiple banking facilities

Strong capital position to support new business and return capital to shareholders

[1] Total capital includes long-term debt and RGA, Inc.'s shareholders' equity excluding AOCI. Debt includes senior securities and promissory notes. Hybrids includes subordinated and junior subordinated debentures and surplus notes. Please refer to "Use of Non-GAAP Financial Measures".
[2] Estimate of capital available in excess of RGA's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA's assumptions.
[3] Shareholder returns includes shareholder dividends and share repurchases.

RGA

Capital Deployed

In-force and other transactions

- Global platform leads to diversified deployment across products and regions
- Long track record of credibility with clients and regulators


$430
$933
$1,676
$2,535
$615
2022
2023
2024
2025
3Q26 YTD
Equitable Transaction
North America
EMEA
APAC

$ in millions

Shareholder dividends and share repurchases

- Consistently paying shareholder dividends; steady growth over time
- Balance with share repurchases after support of business pipeline and shareholder dividends


$280
$419
$229
$365
$361
2022
2023
2024
2025
3Q26 YTD
Shareholder Dividends
Share Repurchases

$ in millions

Long-Term Business, Long-Term Success

- A global leader, differentiated market position
- Diversified platform, well-balanced risk profile
- Disciplined underwriter, proactive risk manager
- Long-term focused investment strategy balancing risks and returns
- Effective capital management

Book value per share (ex-AOCI)[1] growth



15-Year 10.0% CAGR²
10.2% CAGR²
$40.36
$146.22
$113.04
$178.59
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
1/1/2021 2021 2022 2023 2024 2025 3Q26
As Reported
Revised for LDTI Accounting Standard and Excluding B36

[1] Please refer to "Use of Non-GAAP Financial Measures".
[2] CAGR growth of book value per share ex-AOCI and B36 plus dividends.

Well-Positioned for the Future

Solid
new business momentum
across our businesses

Benefit of
earnings diversification
by product and geography

Integrated
asset management
platform leveraging premier internal and external managers

Flexible
capital sourcing strategies
to support new business and return capital to shareholders

Differentiated and uniquely positioned for long-term success

Globally connected footprint	Flexibility to partner across the industry
Industry-leading biometric risk expertise	Premier life and health brand

RGA

Appendix

Private Credit

Private credit allocation[1]



4.4%
6.8%
30.3%
23.4%
$13.9B
private credit
35.1%
Middle Market Loans
Private Placements
Diversified ABS
Fund Finance
Infrastructure Debt

Highlights

9.7%

of total invested assets in private credit

3.3%

of total invested assets in below investment grade private credit

Diversified private credit strategy continues to perform well, with portfolio growth accompanied by improved credit quality

- **Middle Market Loans**: Predominantly first lien senior secured loans underwritten by RGA's experienced 20+ person internal team providing visibility into underwriting and covenant packages providing downside protection
- **Private Placements:** Primarily investment grade rated with additional covenant protections; diversified across ~200 unique issuers
- **Diversified ABS:** Backed by hard asset cash flows from diversified array of subsectors including aircraft, marine vessels and fiber-optic assets
- **Fund Finance:** Senior secured structures providing downside protection through diversified underlying fund collateral
- **Infrastructure Debt:** Diversified across sectors including energy, digital infrastructure, transportation, and communications

[1] As of September 30, 2026.

RGA

Commercial Mortgage Loans (CML)

Portfolio metrics | High quality

60%
Loan to value

~96%
CM1 & CM2 NAIC rating

$12M
Average loan size

1.69x
Debt service coverage ratio

Well diversified

- Geography
- Property type
- Maturity ladder
  - 2026: 1%
  - 2027: 7%
  - 2028: 8%

Commercial mortgage loan investments by property type[1]



Industrial 34.2%
Retail 29.6%
Office 14.6%
Multi-Family 14.5%
Hotel 4.2%
Other 2.9%
$11.7B

- Experienced internal team has managed through multiple real estate cycles
- Disciplined portfolio underwriting provides significant expected downside support
  - Limited delinquency or non-performers
  - CML office loan exposure represents 1.2% of total cash and invested assets
  - No traditional malls in retail portfolio

Office metrics[2]

- LTV 65%
- DSCR 1.87x
- Avg. loan size $12 million
- Primarily suburban

[1] Based on recorded investments as of September 30, 2026.
[2] Expected office CML maturities: 2026: $43 million, 2027: $280 million, 2028: $306 million.

Q3 Pre-Tax Income Reconciliation

	3Q26	3Q25
Income before taxes[1]	$624	$320
Investment-related		
Change in allowance for credit losses and impairments	71	35
Net losses on sale of fixed maturity securities[2]	98	(41)
Change in market value of certain limited partnerships and other	(7)	6
Derivative-related		
Embedded derivatives[3]	(102)	34
Change in market value of derivative instruments[4]	23	1
Market risk benefits, net of hedging[5]	6	7
Other	23	23
Adjusted operating income before taxes	$736	$385

- Change in credit allowance and investment impairments due to market conditions
- Net losses on sale of fixed maturity securities primarily associated with portfolio repositioning
- Change in income from embedded derivatives primarily due to changes in credit spreads and interest rates
- Change in value of derivative instruments due to volatility in foreign exchange rates, interest rates and equity markets

[1] $ in millions.
[2] Net losses on sale of fixed maturity securities include market value adjustments on surrender charges.
[3] Embedded derivatives related to funds withheld or modified coinsurance transactions and equity-indexed annuities.
[4] Derivative instruments comprised primarily of non-qualifying hedges and credit derivatives.
[5] Market risk benefits include GMXBs, which are policy riders that provide a specified guaranteed minimum benefit.

Reconciliations of Non-GAAP Measures

Reconciliation of pre-tax income to adjusted operating income before taxes, excluding notable items		
In millions	3Q26	3Q25
RGA Consolidated		
Pre-tax income	$ 624	$ 320
Capital (gains) losses, derivatives and other, net	239	13
Change in MV of embedded derivatives	(127)	52
Adjusted operating income before taxes	$ 736	$ 385
Notable items	-	(149)
Adjusted operating income before taxes, excluding notable items	$ 736	$ 534

Reconciliation of net income available to RGA shareholders to adjusted operating income, excluding notable items		
	3Q26	3Q25
Net income available to RGA shareholders	$ 456	$ 253
Capital (gains) losses, derivatives and other, net	202	15
Change in MV of embedded derivatives	(100)	42
Adjusted operating income	$ 558	$ 310
Notable items	-	(114)
Adjusted operating income excluding notable items	$ 558	$ 424

Reconciliation of earnings-per-share available to RGA shareholders to adjusted operating earnings-per-share				
Diluted share basis	3Q26	2Q26	1Q26	4Q25
Earnings-per-share	$ 6.92	$ 7.01	$ 4.98	$ 6.97
Capital (gains) losses, derivatives and other, net	3.10	2.04	2.28	1.14
Change in MV of embedded derivatives	(1.53)	(0.16)	(0.29)	(0.36)
Adjusted operating earnings-per-share	$ 8.49	$ 8.89	$ 6.97	$ 7.75
Notable items	-	-	-	-
Adjusted operating income excluding notable items	$ 8.49	$ 8.89	$ 6.97	$ 7.75
	3Q25	**2Q25**	**1Q25**	**4Q24**
Earnings-per-share	$ 3.81	$ 2.70	$ 4.27	$ 2.22
Capital (gains) losses, derivatives and other, net	0.21	2.29	0.80	4.60
Change in MV of embedded derivatives	0.64	(0.27)	0.59	(1.83)
Adjusted operating earnings-per-share	$ 4.66	$ 4.72	$ 5.66	$ 4.99
Notable items	(1.71)	-	-	-
Adjusted operating income excluding notable items	$ 6.37	$ 4.72	$ 5.66	$ 4.99

Reconciliations of Non-GAAP Measures

Reconciliation of trailing twelve months of consolidated net income available to RGA shareholders to adjusted operating income and related return on equity (ROE), excluding notable items

	3Q26		2Q26		1Q26		4Q25	
Trailing twelve months	Income	ROE	Income	ROE	Income	ROE	Income	ROE
Net income available to RGA shareholders	$ 1,711	13.1%	$ 1,508	11.5%	$ 1,226	9.7%	$ 1,182	9.7%
Reconciliation to adjusted operating income:								
Capital (gains) losses, derivatives and other, net	410		365		375		336	
Adjusted operating income	$ 2,121	19.2%	$ 1,873	17.4%	$ 1,601	15.2%	$ 1,518	14.7%
Notable items after tax	-		(114)		(114)		(114)	
Adjusted operating income excluding notable items	$ 2,121	19.1%	$ 1,987	18.4%	$ 1,715	16.2%	$ 1,632	15.7%

	3Q25		2Q25		1Q25		4Q24	
Trailing twelve months	Income	ROE	Income	ROE	Income	ROE	Income	ROE
Net income available to RGA shareholders	$ 867	7.4%	$ 770	7.0%	$ 793	7.5%	$ 717	7.1%
Reconciliation to adjusted operating income:								
Capital (gains) losses, derivatives and other, net	470		499		526		625	
Adjusted operating income	$ 1,337	13.2%	$ 1,269	12.7%	$ 1,319	13.4%	$ 1,342	13.8%
Notable items after tax	(114)		(169)		(169)		(168)	
Adjusted operating income excluding notable items	$ 1,451	14.2%	$ 1,438	14.3%	$ 1,488	15.0%	$ 1,510	15.4%

Reconciliation of RGA, Inc. shareholders' average equity to RGA, Inc. shareholders' average equity excluding AOCI and notable items

In millions	3Q26	2025	2024	2023	2022	2021
RGA, Inc. shareholders' average equity	$ 13,013	$ 12,142	$ 10,045	$ 7,931	$ 7,470	$ 7,764
Less effect of AOCI:						
Accumulated currency translation adjustment	109	61	60	(30)	(53)	32
Unrealized (depreciation) appreciation of securities	(6,513)	(4,574)	(3,950)	(5,018)	(2,213)	4,696
Effect of updating discount rates on future policy benefits	8,380	6,340	4,234	3,774	972	(5,292)
Change in instrument-specific credit risk for market risk benefits	2	3	4	10	1	(27)
Pension and postretirement benefits	(6)	(15)	(27)	(22)	(46)	67
RGA, Inc. shareholders' average equity excluding AOCI	11,041	10,327	9,724	9,217	8,809	8,288
Year-to-date notable items, net of tax	(46)	(80)	(67)	(37)	(107)	(56)
RGA, Inc. shareholders' average equity excluding AOCI and notable items	$ 11,087	$ 10,407	$ 9,791	$ 9,254	$ 8,916	$ 8,344

Reconciliations of Non-GAAP Measures

Reconciliation of RGA, Inc. shareholders' equity to RGA, Inc. shareholders' equity excluding AOCI

In millions	3Q26	2025	2024	2023	2022	2021
RGA, Inc. shareholders' equity	$ 11,636	$ 13,461	$ 10,816	$ 9,081	$ 7,081	$ 8,180
Less effect of AOCI:						
Accumulated currency translation adjustment	119	121	(19)	68	(116)	(13)
Unrealized (depreciation) appreciation of securities	(11,001)	(4,805)	(4,526)	(3,667)	(5,496)	3,779
Effect of updating discount rates on future policy benefits	10,839	7,372	5,412	3,256	3,755	(4,209)
Change in instrument-specific credit risk for market risk benefits	3	2	2	3	13	(7)
Pension and postretirement benefits	-	(6)	(20)	(29)	(27)	(50)
RGA, Inc. shareholders' equity excluding AOCI	11,676	10,777	9,967	9,450	8,952	8,680
Less effect of B36:	60	(55)	(44)	(135)	(7)	146
RGA, Inc. shareholders' equity excluding AOCI and B36	$ 11,616	$ 10,832	$ 10,011	$ 9,585	$ 8,959	$ 8,534

Reconciliation of book value per share to book value per share excluding AOCI and B36

	3Q26	2025	2024	2023	2022	2021	1/1/2021
Book value per share*	$ 178.89	$ 205.63	$ 164.19	$ 138.39	$ 106.19	$ 121.79	$ 100.64
Less effect of AOCI:							
Accumulated currency translation adjustment	1.83	1.85	(0.27)	1.04	(1.73)	(0.20)	(1.02)
Unrealized (depreciation) appreciation of securities	(169.13)	(73.42)	(68.73)	(55.88)	(82.44)	56.27	82.59
Effect of updating discount rates on future policy benefits	166.65	112.61	82.16	49.62	56.32	(62.67)	(94.42)
Change in instrument-specific credit risk for market risk benefits	0.04	0.03	0.03	0.05	0.19	(0.10)	0.53
Pension and postretirement benefits	(0.01)	(0.10)	(0.31)	(0.45)	(0.41)	(0.74)	(1.06)
Book value per share excluding AOCI*	$ 179.51	$ 164.66	$ 151.31	$ 144.01	$ 134.26	$ 129.23	$ 114.02
Less effect of B36:	0.92	(0.84)	(0.66)	(2.06)	(0.10)	2.18	0.98
Book value per share excluding AOCI and B36*	$ 178.59	$ 165.50	$ 151.97	$ 146.07	$ 134.36	$ 127.05	$ 113.04

Reconciliation of book value per share to book value per share excluding AOCI

	2022	2021	2020	2019	2018	2017	2016	2015
Book value per share	$ 62.16	$ 193.75	$ 211.19	$ 185.17	$ 134.53	$ 148.48	$ 110.31	$ 94.09
Less: Effect of unrealized appreciation (depreciation) of securities	(81.10)	55.09	80.94	52.65	13.63	34.14	21.07	14.35
Less: Effect of accumulated currency translation adjustments	(2.56)	(0.13)	(1.02)	(1.46)	(2.69)	(1.34)	(2.68)	(2.78)
Less: Effect of unrecognized pension and post retirement benefits	(0.40)	(0.74)	(1.06)	(1.12)	(0.80)	(0.78)	(0.67)	(0.71)
Book value per share excluding AOCI	$ 146.22	$ 139.53	$ 132.33	$ 135.10	$ 124.39	$ 116.46	$ 92.59	$ 83.23

	2014	2013	2012	2011	2010	2009	2008	2007
Book value per share	$ 102.13	$ 83.87	$ 93.47	$ 79.31	$ 64.96	$ 49.87	$ 33.54	$ 48.70
Less: Effect of unrealized appreciation (depreciation) of securities	23.63	11.59	25.40	19.35	8.88	1.43	(7.62)	5.05
Less: Effect of accumulated currency translation adjustments	1.19	2.93	3.62	3.13	3.48	2.80	0.35	3.43
Less: Effect of unrecognized pension and post retirement benefits	(0.72)	(0.31)	(0.50)	(0.42)	(0.20)	(0.22)	(0.20)	(0.14)
Book value per share excluding AOCI	$ 78.03	$ 69.66	$ 64.95	$ 57.25	$ 52.80	$ 45.86	$ 41.01	$ 40.36

The information in the table immediately above does not reflect RGA's adoption of LDTI.

RGA

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